Exhibit 10.2

After Recording Return to:	Cross-Reference To:

Catherine S. Moore	Deed Book 46751, Page 654
Holt, Ney, Zatcoff & Wasserman, LLP	Deed Book 47061, Page 676
100 Galleria Parkway
Suite 600
Atlanta, Georgia 30339-5947
Note to Clerk of Court: This instrument amends an instrument securing short term indebtedness in the amount of $8,175,000.00, on which no intangible tax was due. Said indebtedness is not being increased and remains short term; accordingly, this instrument is exempt from intangible recording tax.
SECOND AMENDMENT TO DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS AND OTHER LOAN DOCUMENTS
(WITH CONSENT AND REAFFIRMATION OF GUARANTOR)
THIS SECOND AMENDMENT TO DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS AND OTHER LOAN DOCUMENTS (this “Amendment”) made and entered into July 17, 2009, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Borrower”), whose mailing address is 450 Northridge Parkway, Suite 300, Atlanta, Georgia, 30350 and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”) whose mailing address is 171 17th Street N.W., Building 100, Mail Code 4506, Atlanta, Georgia 30350;
WITNESSETH:
WHEREAS, Lender heretofore made a loan to Borrower in the original principal amount of Eight Million One Hundred Seventy-Five Thousand and No/100 Dollars ($8,175,000.00) (the “Gwinnett Loan”), as evidenced by that certain Promissory Note dated December 6, 2006 made by Borrower to the order of Lender (the “Original Gwinnett Note”), as amended by that certain First Consolidated Amendatory Agreement dated December 6, 2007 (the “Gwinnett First Amendment”), as further amended by that certain Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated April 28, 2008 (the “Gwinnett Second Amendment”), as further amended by that certain Third Consolidated Amendatory Agreement dated as of even date herewith (the “Gwinnett Third Amendment”); the Original Gwinnett Note as amended by the Gwinnett First Amendment, the Gwinnett Second Amendment and the Gwinnett Third Amendment shall be referred to herein as the “Gwinnett Note”); and

WHEREAS, the indebtedness evidenced by the Gwinnett Note is secured and governed, inter alia, by that certain Deed to Secure Debt and Assignment of Rents dated April 28, 2008 from Borrower to Lender, recorded in Deed Book 46751, Page 654, Fulton County, Georgia records, as amended by that certain First Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents dated July 25, 2008, recorded in Deed Book 47061, Page 676, aforesaid records (as amended, the “Deed to Secure Debt”); and
WHEREAS, the Deed to Secure Debt also secured a second loan in the original principal amount of Four Million Seventy-Seven Thousand and No/100 Dollars ($4,077,000.00) (the “Forsyth Loan”), which was evidenced by the Forsyth Note (as defined in the Deed to Secure Debt), which Forsyth Loan has been repaid in full; and
WHEREAS, Lender and Borrower have agreed to extend the maturity date for the indebtedness evidenced by the Gwinnett Note, and the parties desire to enter into this Amendment for the purpose of confirming that the maturity date for the Gwinnett Note has been extended and to make certain modifications to the Deed to Secure Debt to reflect that the Forsyth Loan has been paid in full.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendment of Loan Documents.
(a) On the first page of the Deed to Secure Debt, the first four lines of the paragraph beginning “To secure payment” are hereby deleted in their entirety and the following is substituted in lieu thereof: “To secure payment and performance of obligations under the Note (as defined below), this Deed to Secure Debt, any present or future Letters of Credit issued by Bank for the account of Grantor, other loan documents as defined in the Note (the “Loan Documents”), and swap agreements as defined in 11 U.S.C.”
(b) On the first and second pages of the Deed to Secure Debt, the definitions for “Note”, “Gwinnett Note” and “Forsyth Note” are deleted in their entirety and the following definition is substituted in lieu thereof: “As used herein, the term “Note” means that certain Promissory Note dated as of December 6, 2006, in the amount of $8,175,000.00, and made by Grantor payable to Bank, as amended by First Consolidated Amendatory Agreement dated as of December 6, 2007, as further amended by Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of April 28, 2008, but effective as of March 31, 2008, and as further amended by the Third Consolidated Amendatory Agreement dated as of even date herewith, which Promissory Note matures on July 31, 2010.”

(c) All references in the Deed to Secure Debt to either the Gwinnett Note or the Forsyth Note are hereby changed to refer to the Note, as described in the new definition of “Note” for the Deed to Secure Debt set forth in the preceding subsection (b).
(d) Exhibit “B” attached to the Deed to Secure Debt is deleted in its entirety, and is replaced with Exhibit “B” attached to this Amendment.
(e) Exhibit “C” attached to the Deed to Secure Debt is deleted in its entirety.
2. Confirmation of Security Title and Interests. For the avoidance of any doubt, Borrower hereby agrees and confirms that the security title, security interests and liens created and conveyed to Lender by the Deed to Secure Debt continue to be in full force and effect and continue to secure all Obligations (as defined in the Deed to Secure Debt), including but not limited to all indebtedness evidenced by the Gwinnett Note.
3. Successors and Assigns. This Amendment and all documents executed by Lender and Borrower in connection herewith shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-title and assigns.
4. Governing Law. This Amendment and all documents executed by Lender and Borrower in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Georgia.
5. Counterparts. This Amendment and all documents executed by Lender and Borrower in connection herewith may be executed in two or more counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.
6. Novation. Borrower and Lender acknowledge and agree that neither this Amendment nor any document executed by Lender and Borrower in connection herewith is intended to be, and shall not be deemed or constitute, a novation.
7. Time of the Essence. Time is of the essence of this Amendment and all documents executed by Lender and Borrower in connection herewith.
8. Severability. If any clause, sentence, section or provision of this Amendment or any document executed by Lender and Borrower in connection herewith is or becomes illegal, invalid or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Amendment shall not be affected thereby, unless the lack of such clause, sentence, section or provision is, in the sole, but reasonable, determination of Lender, essential to the rights of both parties in which event Lender shall have the right to terminate this Amendment on written notice to Borrower.

9. Construction. Borrower and Lender have each been represented by their respective counsel in the negotiation and execution of this Amendment and all documents executed by Lender and Borrower in connection herewith. Borrower and Lender each acknowledge and agree that they have participated in the preparation and negotiation of this Amendment and all documents executed by Lender and Borrower in connection herewith. No party hereto shall be deemed the scrivener of this Amendment. It is the intent and agreement of Borrower and Lender that this Amendment and all documents executed by Lender and Borrower in connection herewith shall not be construed strictly for or against any party hereto.
10. Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and sections as set forth herein are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof.
11. No Other Modification. Except as expressly amended and modified herein, all terms, covenants and provisions of the Deed to Secure Debt shall remain unaltered and in full force and effect and the parties hereto do hereby expressly ratify and confirm the Deed to Secure Debt as modified hereby.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have hereunto set their hands and affixed their seals as of the day and year first above written.

Signed, sealed and delivered in the presence of:	BORROWER

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership
/s/ Carla Britton
Witness	By:	Roberts Realty Investors, Inc., a Georgia corporation, its general partner
/s/ Natalie Bonta

Notary Public		By:	/s/ Charles R. Elliott

			Name:	Charles R. Elliott
My commission expires:			Title:	Chief Financial Officer

(Corporate Seal)
(NOTARIAL SEAL)
[SIGNATURES CONTINUED FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

Signed, sealed and delivered in the presence of:	LENDER WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association
/s/ Marie F. Thomas Witness
	By:	/s/ Jennifer Blumencranz

		Name:	Jennifer Blumencranz
/s/ Valretha V. Bailey		Title:	Vice President
Notary Public
(BANK SEAL)
My commission expires:

April 11, 2011

(NOTARIAL SEAL)
[SIGNATURES CONTINUED FOLLOWING PAGE]

CONSENT AND AGREEMENT OF GUARANTOR
The undersigned Guarantor under the terms of that certain Unconditional Guaranty dated December 6, 2006, as amended by the Gwinnett First Amendment, the Gwinnett Second Amendment and the Gwinnett Third Amendment (as amended, the “Guaranty Agreement”), in favor of Wachovia Bank, National Association (“Lender”), hereby acknowledges and consents to the within and foregoing Second Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents (the “Amendment”) and affirms (i) that the Guaranty Agreement remains in full force and effect as to all liabilities and obligations thereunder to Lender, including, without limitation, the liabilities and obligations contained in the Amendment, (ii) that the Guaranty Agreement is not released, diminished or impaired in any way by the foregoing Amendment or the transactions contemplated thereby, and (iii) that the Guaranty Agreement is hereby ratified and confirmed in all respects.
Guarantor acknowledges that without this consent and reaffirmation, Lender would not execute the foregoing Amendment or otherwise consent to its terms.
The undersigned Guarantor further acknowledges and agrees that it has no claims, rights of offsets or defenses with respect to the Guaranteed Obligations (as defined in the Guaranty Agreement).
Executed and sealed this 17 day of July, 2009.

Signed, sealed and delivered in the presence of:	GUARANTOR ROBERTS REALTY INVESTORS, INC., a Georgia corporation
/s/ Carla Britton
Witness	By:	/s/ Charles R. Elliott

		Name:	Charles R. Elliott
/s/ Natalie Bonta Notary Public		Title:	Chief Financial Officer
(CORPORATE SEAL)
My commission expires:

(NOTARIAL SEAL)

EXHIBIT B
RELEASE OF PROPERTY
1.
The Note is also secured by that certain deed to secure debt (the “Gwinnett Security Deed”) made by Grantor to Bank, dated as of December 6, 2006 and recorded in the Office of the Clerk of the Superior Court of Gwinnett County, State of Georgia, in Deed Book 47335, Page 0739, as amended.

2.
Upon a request from Grantor asking the Bank to consent to release of the “Property” as defined in and encumbered by this Deed, Bank will consent to release such Property upon (i) the payment of $4,425,000.00 and (ii) satisfaction of all of the Release Conditions described in Paragraph 3 below. Notwithstanding any provision of this Exhibit B to the contrary, the Grantor shall not be permitted to request a release of such Property, if at the time of such request, a “Default” or “Event of Default” exists under the Deed or under the Loan Documents. No release of such Property shall be permitted by Bank unless Grantor has paid all costs and expenses of Bank incurred in connection with its processing of the requested release, including, without limitation, all title endorsement premiums, recording fees, inspection fees, and attorney fees.

3.	For purposes of this Exhibit B, the “Release Conditions” means the following:
(i)	Bank receives, at no cost to Bank, such endorsements to Bank’s title insurance policies for the Gwinnett Security Deed and other similar materials as Bank may reasonably deem necessary;
(ii)
Grantor will prepare all documents and instruments for the release of the “Property” as defined in and encumbered by this Deed, which documents and instruments will be in form and substance reasonably satisfactory to Bank, and Grantor shall pay all costs and expenses incurred in connection with all such releases;

(iii)
Grantor shall give Bank written notice of its desire to obtain each such release, which written notice must be received by Bank no later than five (5) days prior to the date on which each such release is to be effected; and

(iv)	As a further condition to the release, if required by Bank, each guarantor of the Obligations must reaffirm all obligations under his or its guaranty and confirm the amount guaranteed thereunder.